                                  EXHIBIT 11.1
                                  Page 1 of 3

                                 EATERIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE

                                                       1994 Quarter Ended
                                     -------------------------------------------------------
                                       March 31      June 30     September 30   December 31
                                     -----------   -----------   ------------   ------------
Shares for net income per
  share computation:
    Weighted average shares:
      Common shares outstanding
        from beginning of period       3,608,001     3,627,192      3,628,872      3,677,268
      Common shares issued upon
        exercise of stock options         11,301            --         32,326          2,283
      Treasury stock acquired                 --            --         (4,747)            --
                                     -----------   -----------   ------------   ------------
                                       3,619,302     3,627,192      3,656,451      3,679,551

Common stock equivalents:
  Shares issuable upon exercise
    of options (dilutive)                380,239       418,528        336,875        342,979
  Assumed repurchase of outstanding
    shares up to 20% limitation
    (based on average market
    price for the quarter)               (41,305)     (104,658)       (59,567)       (96,587)
                                     -----------   -----------   ------------   ------------
                                         338,934       313,870        277,308        246,392
                                     -----------   -----------   ------------   ------------
                                       3,958,236     3,941,062      3,933,759      3,925,943
                                     ===========   ===========   ============   ============

Net income                           $    77,911   $    26,635   $    105,906   $    611,805
                                     ===========   ===========   ============   ============

Net income per share                 $       .02   $       .01   $        .03   $        .16
                                     ===========   ===========   ============   ============

                                                                  Year Ended
                                                              December 31, 1994
                                                              -----------------
Net income (sum of four quarters
  above)                                                          $  822,257
                                                                  ==========

Weighted average number of common
  and common equivalent shares
  (average of four quarters above)                                 3,939,750
                                                                  ==========

Net income per share                                              $      .21
                                                                  ==========

                                  EXHIBIT 11.1
                                  Page 2 of 3

                                 EATERIES, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                       1995 Quarter Ended
                                     -------------------------------------------------------
                                       March 31      June 30     September 30   December 31
                                     -----------   -----------   ------------   ------------
Shares for net income per
  share computation:
    Weighted average shares:
      Common shares outstanding
        from beginning of period       3,680,768     3,723,684      3,732,684      3,732,684
      Common shares issued upon
        exercise of stock options         14,830         3,000             --             --
      Common shares issued under
        employee stock purchase
        plan                                  --            --             --          4,182
      Treasury shares acquired              (682)           --             --             --
                                     -----------   -----------   ------------   ------------
                                       3,694,916     3,726,684      3,732,684      3,736,866

Common stock equivalents (unless
  anti-dilutive):
  Shares issuable upon exercise
    of options (dilutive)                394,813            --             --        224,146
  Assumed repurchase of outstanding
    shares up to 20% limitation
    (based on average market
    price for the quarter)              (181,138)           --             --        (56,982)
                                     -----------   -----------   ------------   ------------
                                         213,675            --             --        167,164
                                     -----------   -----------   ------------   ------------
                                       3,908,591     3,726,684      3,732,684      3,904,030
                                     ===========   ===========   ============   ============

Net income (loss)                    $    25,207   $   (45,071)  $   (642,483)  $    848,188
                                                   ===========   ============   ============

Net income (loss) per share          $      0.01   $     (0.01)  $      (0.17)  $       0.22
                                     ===========   ===========   ============   ============

                                                                  Year Ended
                                                              December 31, 1995
                                                              -----------------
Net income (sum of four
  quarters above)                                                 $  185,841
                                                                  ==========

Weighted average number of common
  and common equivalent shares
  (average of four quarters above)                                 3,817,997
                                                                  ==========

Net income per share                                              $     0.05
                                                                  ==========

                                  EXHIBIT 11.1
                                  Page 3 of 3

                                 EATERIES, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                        1996 Quarter Ended
                                      -------------------------------------------------------
                                        March 31      June 30     September 30   December 31
                                      -----------   -----------   ------------   ------------
Shares for net income per
  share computation:
    Weighted average shares:
      Common shares outstanding
        from beginning of period        3,745,095     3,842,258      3,843,908      3,844,558
      Common shares issued upon
        exercise of stock options          62,996            --             --             --
      Common shares issued upon
        sale of common stock                   --           198             50             --
      Common shares issued upon
        common stock bonuses                   --           948            593             --
      Common shares issued under
        employee stock purchase plan           --            --             --          7,662
      Treasury stock acquired                  --            --             --         (3,355)
                                      -----------   -----------   ------------   ------------
                                        3,808,091     3,843,404      3,844,551      3,848,865

Common stock equivalents
  (unless anti-dilutive):
  Shares issuable upon exercise
    of options (dilutive)                 761,983            --        864,483        676,983
  Assumed repurchase of outstanding
    shares up to 20% limitation
    (based on average market
    price for the quarter)               (637,961)           --       (622,227)      (437,530)
                                      -----------   -----------   ------------   ------------
                                          124,022            --        242,256        239,453
                                      -----------   -----------   ------------   ------------
                                        3,932,113     3,843,404      4,086,807      4,088,318
                                      ===========   ===========   ============   ============
Net income (loss)                     $    37,279   $  (165,853)  $    109,354   $    600,719
                                      ===========   ===========   ============   ============
Net income (loss) per share           $      0.01   $     (0.04)  $       0.03   $       0.15
                                      ===========   ===========   ============   ============

                                                                  Year Ended
                                                              December 31, 1996
                                                              -----------------
Net income (sum of four quarters above)                           $  581,499
                                                                  ==========

Weighted average number of common and
  common equivalent shares (average
  of four quarters above)                                          3,987,661
                                                                  ==========

Net income per share                                              $     0.15
                                                                  ==========